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                                                                    EXHIBIT 10.3


                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT made and entered into as of the 31st day of December, 2000, by and between Vulcan Ventures Incorporated, a Washington corporation ("Vulcan"), Charter Communications, Inc., a Delaware corporation ("CCI"), and Charter Communications Holding Company, LLC, a Delaware limited liability company ("Charter Holdco"). CCI, Charter Holdco and their present and future subsidiaries and affiliates are referred to herein collectively as the "Companies."

                                    RECITALS

         A. Vulcan has certain knowledge and experience in evaluating, negotiating and implementing Acquisitions (as herein defined).

         B. The Companies desire to avail themselves of Vulcan's expertise for the benefit of the Companies on the terms and conditions set forth herein.

         C. Vulcan is willing to render services to the Companies in connection with Acquisitions on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

              1. Retention of Vulcan.

                   a. Subject to the terms and conditions of this Agreement, the Companies hereby retain Vulcan, and Vulcan hereby agrees to render services to the Companies as a consultant in respect of all Acquisitions made by any of the Companies; and

                   b. Vulcan shall at all times be and conduct itself as an independent contractor in respect of the Companies, and shall not, under any circumstances, create or purport to create any obligation on behalf of the Companies.

              2. Duties of Vulcan. Vulcan shall provide advisory, financial and other consulting services with respect to acquisitions of the business, assets or stock (whether by merger or otherwise) of other companies by any of the Companies ("Acquisitions"). Such services for the Companies shall include participation in the evaluation, negotiation and implementation of Acquisitions as requested by the Companies.
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              3. Fees. As consideration for Vulcan's services hereunder, the
Companies shall pay to Vulcan with respect to each Acquisition made by any of the Companies during the term hereof a fee equal to one percent (1%) of the aggregate enterprise value of each such Acquisition, payable in cash at the closing of each such Acquisition (or, if payable with respect to any contingent portion of the aggregate consideration, payable when such contingent payment is made). For purposes of determining the enterprise value of an Acquisition, such value shall be deemed to include all cash paid together with the value of any non-cash consideration (including securities and the value of any assets exchanged for assets being acquired) and the amount of any indebtedness and other liabilities assumed, by operation of law or otherwise, in connection with the Acquisition.

              4. Expenses. All reasonable out-of-pocket expenses incurred by Vulcan in connection with its services hereunder shall be borne by the Companies or reimbursed to Vulcan.

              5. Duration. This Agreement shall become effective as of the date hereof and shall continue in effect until December 31, 2001, but this agreement shall automatically renew for successive one year terms unless written notice of termination is given by the Companies to Vulcan at the direction of members of the Board of Directors who would be entitled to approve this Agreement at the time such notice is given or by Vulcan to the Companies, in each case at least 120 days prior to the close of the then current one-year period.

              6. Notices. All notices relating to this Agreement shall be in writing and shall be addressed to the other party at its address stated below, or to such changed address as such other party may have given by notice. All notice shall be effective upon receipt:

              If to VULCAN:

              VULCAN VENTURES INCORPORATED
              505 Union Station
              505 Fifth Avenue South, Suite 900
              Seattle, WA  98104
              Attn: William D. Savoy, President
              Telephone:  206 342 2000
              Facsimile:   206 342 3000

              If to CCI:

              CHARTER COMMUNICATIONS, INC.
              12444 Powerscourt Drive, Suite 100
              St. Louis, MO 63131
              Attn: Jerald Kent, President


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              Telephone:  314 965 0555
              Facsimile:  314 965 8793

              If to Charter Holdco:

              CHARTER COMMUNICATIONS HOLDING COMPANY, LLC
              c/o Charter Communications, Inc.
              12444 Powerscourt Drive, Suite 100
              St. Louis, MO 63131
              Attn: Jerald Kent, President
              Telephone:  314 965 0555
              Facsimile:  314 965 8793

              7. Binding Effect; Assignability. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. This Agreement and the rights and obligations hereunder shall not be assignable or delegable by the parties hereto other than to their affiliates.

              8. Indemnification. CCI and Charter Holdco agree, severally but not jointly, to indemnify and hold harmless Vulcan, the officers, directors and stockholders of Vulcan and its agents, employees and affiliates from and against all claims, actions or demands that arise out of this Agreement and the services provided hereunder or in connection herewith and any expenses (including reasonable attorneys' fees), losses or damages resulting from such claims, actions and demands, including amounts paid in settlement or compromise thereof; provided, however, that this indemnity shall not extend to the conduct of such indemnified parties not undertaken in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Companies.

              9. Entire Agreement. This Agreement sets forth the entire agreement between the parties relating to the subject matter hereof. None of the terms, covenants or conditions hereof may be waived or amended except by a written instrument signed by the party to be charged therewith.

              10. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.



                                       VULCAN VENTURES INCORPORATED,
                                       a Washington corporation

                                       By: ________________________
                                       Name:
                                       Title:


                                       CHARTER COMMUNICATIONS
                                       HOLDING COMPANY, LLC,
                                       a Delaware limited liability company

                                       By: ________________________
                                       Name:
                                       Title:


                                       CHARTER COMMUNICATIONS, INC.,
                                       a Delaware corporation

                                       By: ________________________
                                       Name:
                                       Title:


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